Exhibit 99.1

Investor Relations Contact:

Elias Nader, Chief Financial Officer & Corporate Secretary

Sigma Designs, Inc.

1778 McCarthy Blvd.

Milpitas, CA 95035

Tel: (408) 957-9847

IR@sigmadesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS THIRD QUARTER

2015 FINANCIAL RESULTS

MILPITAS, CA, December 10, 2014 — Sigma Designs®, Inc. (NASDAQ: SIGM), a leader in intelligent media platforms, today reported financial results and business highlights for its third quarter of fiscal year 2015 ended November 1, 2014.

Financial Results

Net revenues for the third quarter of fiscal 2015 were $53.8 million, up $11.0 million, or 25.7%, from $42.8 million reported in the previous quarter and down $0.6 million, or 1.1%, from $54.4 million reported for the same period last year.

GAAP net loss for the third quarter of fiscal 2015 was $0.6 million, or $0.02 per share. This compares to GAAP net loss of $7.6 million, or $0.22 per share, for the previous quarter and GAAP net loss of $3.0 million, or $0.09 per share, for the same period last year.

Non-GAAP net income for the third quarter of fiscal 2015 was $1.5 million, or $0.04 per diluted share. This compares to a non-GAAP net loss of $2.0 million, or $0.06 per diluted share, for the previous quarter and non-GAAP net income of $3.3 million, or $0.10 per diluted share, during the same period last year.

The reconciliation between GAAP and non-GAAP net income (loss) for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Management Comment

“We are pleased to report a 25.7% sequential growth in revenue along with pro forma profitability of $1.5 million, or $0.04 per share,” said Thinh Tran, President and CEO of Sigma Designs. He continued, “We achieved this growth through a combination of increased customer volumes for our new DTV chipsets, additional growth in our home control products, the continued strength of our home networking products, and increases in set-top box deployments. We are committed to sustaining this momentum by securing increased customer deployments to continue to drive the top line while maintaining our focus on profitability.”

Recent Highlights

●

We have successfully ramped volume shipments of our UXL DTV SoC as well as our latest smart TV products, the SX6 SoC and FRCX frame-rate conversion processor, which allow our customers to launch new 4K TVs with improved video quality along with BOM cost reductions.

●

We have begun volume shipments of our SMP8756, a new member of our software-compatible series of set-top box chipsets that feature an ARM CPU, HEVC decoding, and 3D graphics, all supported by robust software stacks under Linux and Android operating systems.

●	We have announced that Orange France launched their new Homelive smart home solution, based on Z-Wave technology, and made it available in Orange stores and online.

●	We have announced that leading European powerline communications provider Devolo AG has launched its new modular, plug-and-play line of home control products based on Z-Wave technology.

Investor Conference Call

The conference call relating to Sigma’s third quarter fiscal year 2015 financial results will take place following this announcement at 5:00 PM ET today, December 10, 2014. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 10 minutes prior to the commencement of the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/IR. The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income (loss), which excludes amortization of acquired intangibles, stock-based compensation, the mark-up on purchased inventory sold during the period, facility exit legal expenses, settlement expenses, net impairment of privately-held investments, restructuring charges, impairment of purchased IP, mask sets, design tools used in production and other assets and the gain on the sale of an R&D development project to a third party that Sigma recognized in accordance with GAAP. The tax amounts included in Sigma’s non-GAAP results approximate its operating cash tax expense, similar to the liability reported on Sigma’s tax returns. In the GAAP to non-GAAP reconciliation at the end of this press release, we have disclosed the impact of these income tax adjustments in our calculation of our non-GAAP financial results. Sigma believes that its non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. Sigma believes that all of these excluded expenses may not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures may not reflect the full economic impact of Sigma’s activities. Sigma’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including our commitment to sustaining momentum by securing increased customer deployments to continue to drive our top line while maintaining our focus on profitability. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures and audit, the financial results for the third fiscal quarter of fiscal 2015 are different than the results set forth in this press release, our ability to recognize revenue from design wins, general economic conditions, the ability to recognize the anticipated savings from our restructuring efforts, the rate of growth of the set-top box, home networking, digital TV, and home control markets in general, the ramp in demand from our set-top box, television and telecommunication customers, our ability to deploy and achieve market acceptance for our products,  and the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, and other risks detailed from time to time in our SEC reports, including our report on Form 10-Q as filed with the SEC on September 10, 2014.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) is a leader in intelligent media platforms.  The company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading IPTV set-top boxes, connected televisions, connected media players, residential gateways, home control systems and more.  For more information about Sigma Designs, please visit www.sigmadesigns.com.

SIGMA DESIGNS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(GAAP)

(In thousands)

	November 1,	February 1,
	2014	2014
Assets

Current Assets:
Cash and cash equivalents	$81,296	$64,326
Short-term marketable securities	8,752	7,791
Restricted cash	1,500	1,775
Accounts receivable, net	25,966	27,647
Inventory	20,109	20,403
Deferred tax assets	7,206	4,144
Prepaid expenses and other current assets	6,064	8,069
Total current assets	150,893	134,155

Long-term marketable securities	4,265	15,505
Software, equipment and leasehold improvements, net	22,318	27,089
Intangible assets, net	24,743	29,780
Deferred tax assets, net of current portion	313	439
Long-term investments and notes receivable, net of current portion	3,267	3,873
Other non-current assets	4,740	4,934

Total assets	$210,539	$215,775

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$21,691	$16,184
Accrued compensation and related benefits	7,424	6,288
Accrued liabilities	22,751	19,813
Total current liabilities	51,866	42,285

Other long-term liabilities	13,314	15,099
Total liabilities	65,180	57,384

Shareholders’ equity	145,359	158,391

Total liabilities and shareholders' equity	$210,539	$215,775

SIGMA DESIGNS, INC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(GAAP)

(In thousands, except per share data)

	Three months ended			Nine months ended
	November 1, 2014	August 2, 2014	November 2, 2013	November 1, 2014	November 2, 2013

Net revenue	$53,784	$42,810	$54,394	$133,467	$160,696
Cost of revenue	27,272	20,921	23,311	64,841	74,601
Gross profit	26,512	21,889	31,083	68,626	86,095
Gross margin percent	49.3%	51.1%	57.1%	51.4%	53.6%

Operating expenses:
Research and development	16,603	16,452	17,555	50,158	56,528
Sales and marketing	5,559	5,475	5,608	16,484	16,817
General and administrative	4,808	4,555	5,212	14,394	14,911
Restructuring charges	(18)	46	1,104	1,002	1,994
Write down of goodwill, intangible assets and acquired-in-process R&D	-	-	-	-	-
Impairment of IP, mask sets and design tools	856	1,156	150	2,122	338
Total operating expenses	27,808	27,684	29,629	84,160	90,588

Loss from operations	(1,296)	(5,795)	1,454	(15,534)	(4,493)
Gain on sale of development project	-	-	-	-	1,079
Interest and other income, net	188	372	(254)	508	558

Loss before income taxes	(1,108)	(5,423)	1,200	(15,026)	(2,856)
Provision for income taxes	(551)	2,197	4,178	3,065	9,446

Net loss	$(557)	$(7,620)	$(2,978)	$(18,091)	$(12,302)

Net loss per share:
Basic	$(0.02)	$(0.22)	$(0.09)	$(0.52)	$(0.36)
Diluted	$(0.02)	$(0.22)	$(0.09)	$(0.52)	$(0.36)
Shares used in computing net loss per share:
Basic	34,790	34,622	34,518	34,578	34,129
Diluted	34,790	34,622	34,518	34,578	34,129

SIGMA DESIGNS, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(Unaudited)

(In thousands, except per share data)

	Three months ended			Nine months ended
	November 1,	August 2,	November 2,	November 1,	November 2,
	2014	2014	2013	2014	2013
GAAP net loss	$(557)	$(7,620)	$(2,978)	$(18,091)	$(12,302)

Items reconciling GAAP net loss to non-GAAP net income (loss):

Stock-based compensation expenses	1,703	1,386	1,668	4,577	5,387

Amortization of acquired intangibles	1,407	1,408	1,782	4,256	5,380

Restructuring and impairment charges	838	1,202	1,665	3,175	2,776

Mark-up on inventory acquired in business combinations sold during the period sold during the period	-	-		-	436

Realized gain on sale of development project	-	-	-	-	(1,079)

Facility exit legal expenses	133	33	8	356	296

Settlement expenses	-	-	100	107	100

Impairment on sale of privately held investments	(3)	601	163	598	163

Income tax adjustments	(2,055)	952	901	(521)	4,466

Total GAAP to Non-GAAP adjustments	2,023	5,582	6,287	12,548	17,925

Non-GAAP net income (loss)	$1,466	$(2,038)	$3,309	$(5,543)	$5,623

Diluted net income (loss) per share	$0.04	$(0.06)	$0.10	$(0.16)	$0.16

Shares used in calculating diluted net income (loss) per share:	34,878	34,622	34,564	34,578	34,176